            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial
Highlights" and "Independent Registered Public Accounting Firm" in the
Prospectus included in Pre-Effective Amendment No. 1 to the Registration
Statement (Form N-2, No. 333-132542) of The Turkish Investment Fund, Inc.

We also consent to the incorporation by reference into the Prospectus of our report, dated, December 9, 2005, with respect to the financial statements of The
Turkish Investment Fund, Inc. included in the Annual Report to Stockholders for the fiscal year ended October 31, 2005.

                                                         /s/ Ernst & Young LLP
                                                         Ernst & Young LLP

Boston, Massachusetts
June 26, 2006